UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

GuideWell Mutual Holding Corporation
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This is a letter that GuideWell Mutual Holding Corporation sent to various community and civic leaders.

Today, we are taking an important step on our journey to carry out our mission of helping people and communities achieve better health. We announced that GuideWell Mutual Holding Corporation, Florida Blue’s parent company, has agreed to acquire Triple-S Management Corporation, Puerto Rico’s Blue Cross and Blue Shield plan, which has the largest membership of any health insurer on the island. You can find more details on the transaction by visiting BuildingHealthTogether.com. As you are an important leader in our community, we also wanted to reach out to share the exciting benefits of this combination.

As you may know, Triple-S serves more than 1 million consumers in Puerto Rico through its Medicare Advantage, Medicaid, Commercial, Life and P&C businesses. Like Florida Blue, Triple-S is committed to ensuring everyone has access to high-quality and affordable care. Triple-S is also deeply connected to its communities and shares our belief that the best way to address the unique needs of our members and communities is through embracing their differences and tailoring our approaches to support them.

Together, we will be well equipped to drive improved health outcomes, affordability, access and health equity. The companies will leverage each other’s complementary capabilities and expertise to improve health care value for their respective members.

Importantly, we believe collaborating with Triple-S will position us even better to meet the diverse needs of our members and communities. We will work together to launch culturally relevant solutions and improve key drivers of health, especially for Florida’s rapidly growing Puerto Rican and Hispanic communities. Triple-S has extensive experience with the Puerto Rican and Hispanic communities, a strong Spanish-speaking provider network and customer support capabilities, and well-established name and brand recognition in Puerto Rico.

Following completion of the transaction, Triple-S will become a wholly owned subsidiary of GuideWell. Triple-S will be led by its current management team and will continue operating under its current brand.

GuideWell and Triple-S are industry leaders that have a combined record of excellence, and we are excited about the opportunity to build on our complementary strengths and shared commitments as a larger family.

We appreciate the close and productive working relationship we have with you and look forward to continuing to work with you to empower those in our communities to take charge of their health and health care. If you have any questions, please reach out to me.

Forward-looking Statements
Certain statements contained in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “feel(s),” “forecast(s),” “intend(s),” “may,” “potential,” “plan(s),” “predict(s),” “project(s),” “seek(s),” “should,” “would,” “will,” and similar expressions (including the negative thereof) are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Triple-S Management Corporation (“Triple-S”) intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although Triple-S believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, the risk that Triple-S fails to obtain the required vote of Triple-S’s shareholders; the risk of a significant delay in consummating the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval or a Blue Cross and Blue Shield Association approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the impact of COVID-19 on global markets, economic conditions, the health care industry and our results of operations, which is unknown, and the response by governments and other third parties; the inability to predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs; disasters or epidemics; provider, territory, state, federal, foreign and other contract changes and timing of regulatory approval of contracts; the outcome of legal and regulatory proceedings; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that potential litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification or liability; unexpected costs, charges or expenses resulting from the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Triple-S; and the risk that the proposed transaction and its announcement could have an adverse effect on Triple-S’s ability to contract with providers and retain and hire key personnel; as well as risk factors listed from time to time in Triple-S’s filings with the Securities and Exchange Commission (the “SEC”). Triple-S cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Triple-S disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information and Where to Find It
This communication relates to a proposed transaction between Triple-S and GuideWell Mutual Holding Corporation (“GuideWell”). In connection with this proposed transaction, Triple-S may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Triple-S may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIPLE-S ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Triple-S. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Triple-S through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Triple-S will be available free of charge on Triple-S’s internet website at https://investors.triplesmanagement.com or by contacting Triple-S’s primary investor relations contact by email at investorrelations@ssspr.com or by phone at (787)749-4949. Copies of documents filed with the SEC by GuideWell will be made available free of charge on GuideWell’s website at www.guidewell.com.

Participants in Solicitation
Triple-S, GuideWell, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Triple-S is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 18, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K. Information about the directors and executive officers of GuideWell is set forth on its website at www.guidewell.com/who-we-are.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.